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                                                  Exhibit 23.4

KPMG PEAT MARWICK LLP




The Board of Directors
Citadel Broadcasting Company:


We consent to the use of our report dated September 29, 1997 on the balance sheet of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division as of December 31, 1996 and the related statements of operations and division equity and cash flows for the year then ended included herein and to the reference to our firm under the heading "Independent Auditors" in the registration statement.


                                             /s/ KPMG Peat Marwick LLP


Phoenix, Arizona
December 15, 1998